PROXY

                                 __________ FUND
                                       OF
                            MERRIMAN INVESTMENT TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 _________, 2001

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the ________________ Fund of Merriman Investment Trust ("Trust"), revoking all Proxies heretofore given, hereby appoints _______________ , or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Trust to be held on _______________, 2001 at the offices of Merriman Investment Trust, 1200 Westlake Avenue, North, Suite 700, Seattle, WA 98109 at 10:00 a.m., local time, and at any adjournment thereof ("Meeting"), as follows:

          1. To approve an Agreement and Plan of Reorganization whereby ___________ Fund, a series of the Trust, will (i) acquire all of the assets of _________ Fund, a series of the Trust; and (ii) assume all of the identified liabilities of the Trust's __________ Fund.


         FOR  [     ]       AGAINST  [       ]        ABSTAIN  [        ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign this proxy. Please sign, date and return.


                                              Signature


                                              Signature (if held jointly)


                                              Date
__________________FUND